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                                                                  Exhibit 10.4.1

                               ADDENDUM #1 TO THE
                      EMPLOYMENT AND SEPARATION AGREEMENT

     This employment agreement addendum #1 ("Agreement") made effective January 1, 2000, by and between DURASWITCH INDUSTRIES, INC., a Nevada corporation, ("DuraSwitch"), and ROBERT J. BRILON ("Employee").

Mr. Brilon's term shall coincide with that of the other Executive Management of DuraSwitch with the appropriate date changes made to the Profit Incentive Bonus to run through that same term. An additional subsection of Section Fifteen has been added to provide incentive for Mr. Brilon to accomplish appropriate Mergers and Acquisitions to be included as part of the original Profit Incentive Bonus. The original Profit Incentive Bonus did not anticipate the current Business Objective of finding a Merger or Acquisition candidate for the purchase of all or a portion of DuraSwitch, therefore, the parameters of the 5% incentive bonus is hereby expanded.

The relevant sections in the original agreement are replaced in their entirety as written below:

SECTION TWO:

     2.1 Term of Employment. The term of Employee's employment shall be UNTIL APRIL 30, 2004. Continued employment of Employee by Employer after APRIL 30, 2004, shall be for the term and on the conditions agreed to by the parties prior to the expiration of this agreement.

SECTION FIFTEEN:

     15.1 Profit Incentive Bonus. The Employer agrees to an incentive bonus to the Employee based upon fiscal year financial results beginning with the year ended December 31, 1999 through December 31, 2004. Within 45 days of the fiscal year end the Employer will compute the results of the profit (subject to audit) and pay to the Employee a bonus of 5% of the net profit before tax, goodwill amortization, non-cash charges (i.e., option compensation, stock for services, acquisition valuation adjustments) of DuraSwitch.

     15.2 MERGER OR ACQUISITION BONUS. THE EMPLOYER AGREES TO AN INCENTIVE BONUS TO THE EMPLOYEE EQUAL TO 5% OF THE GROSS CONSIDERATION GIVEN FOR ANY MERGER OR ACQUISITION OF DURASWITCH TO BE PAID IN LIKE KIND AT THE CLOSING OF SUCH EVENT. IF THE TRANSACTION CONSIDERATION GIVEN IS NON-LIQUID FOR THE EMPLOYEE THE AMOUNT EQUAL TO FEDERAL AND STATE TAX LIABILITIES OF THE EMPLOYEE SHALL BE CONVERTED TO CASH OR OTHER LIQUID ASSETS SUCH THAT THE EMPLOYEE CAN PAY THE REQUIRED TAX LIABILITIES. THIS INCENTIVE BONUS SHALL REMAIN IN EFFECT FOR ANY MERGER OR


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          ACQUISITION THAT OCCURS WITHIN 12 MONTHS FROM ANY CORPORATE INITIATED
          SEPARATION.

IN WITNESS WHEREOF, the undersigned execute this Agreement to be effective on the date herein written.

                                        /s/ Robert J. Brilon
                                        --------------------------------
                                            Robert J. Brilon


                                        DURASWITCH INDUSTRIES, INC., a
                                        Nevada corporation

                                        /s/ R. Terren Dunlap
                                        --------------------------------
                                            R. Terren Dunlap
                                            Its: Chief Executive Officer


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